Exhibit 13.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED BY SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

I, David John Grigson, Chief Financial Officer of Reuters Group PLC (the “Company”) hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes–Oxley Act of 2002, that to my knowledge:

a) This amendment to the Company’s Annual Report on Form 20-F for the year ended December 31, 2004 (this “Amendment”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b) The information contained in this Amendment fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: 30June 2005

By	/s/ David J Grigson

David J Grigson
Chief Finance Officer